UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re SWIFT ENERGY COMPANY, et al., [1] Debtors.	: : : : : : :	Chapter 11 Case No. 15-12670 (MFW) (Jointly Administered)

NOTICE OF DEBTOR-IN-POSSESSION
FINANCING SYNDICATION DEADLINE EXTENSION
PLEASE TAKE NOTICE THAT on December 31, 2015 (the “Petition Date”), the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Court”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§101-1532 (the “Bankruptcy Code”).
PLEASE TAKE FURTHER NOTICE THAT on January 5, 2016, the Court entered the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing on a Super-Priority, Secured Basis and (B) Use Cash Collateral, (II) Granting (A) Liens and Super-Priority Claims and (B) Adequate Protection to Certain Prepetition Lenders, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief (the “Interim DIP Order”).
PLEASE TAKE FURTHER NOTICE THAT on February 2, 2016, the Court entered the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing on a Super-Priority, Secured Basis and (B) Use Cash Collateral, (II) Granting (A) Liens and Super-Priority Claims and (B) Adequate Protection to Certain Prepetition Lenders, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief (the “Final DIP Order” and together with the Interim DIP Order, collectively, the “DIP Orders”).
PLEASE TAKE FURTHER NOTICE THAT pursuant to the DIP Orders, the Debtors entered into that certain Debtor-in-Possession Credit Agreement dated as of January 6, 2016, among Swift Energy Company, as borrower, Cantor Fitzgerald Securities, as administrative agent and the lenders signatory thereto (the “DIP Credit Agreement” and the credit facility provided thereunder, the “DIP Facility”).

1 The Debtors are the following nine entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): Swift Energy Company (0661); Swift Energy International, Inc. (6721); Swift Energy Group, Inc. (8150); Swift Energy USA, Inc. (8212); Swift Energy Alaska, Inc. (6493); Swift Energy Operating, LLC (2961); GASRS LLC (4381); SWENCO-Western, LLC (0449); and Swift Energy Exploration Services, Inc. (2199). The address of each of the Debtors is 17001 Northchase Drive, Suite 100, Houston, Texas 77060.

PLEASE TAKE FURTHER NOTICE THAT on March 11, 2016, the Debtors filed with the Court a notice [Docket No. 395] (the “Syndication Procedures Notice”) that all holders of the Debtors’ (a) 7-1/8% senior unsecured notes due on June 1, 2017, (b) 8-7/8% senior unsecured notes due on January 15, 2020 and (c) 7-7/8% senior unsecured notes due on March 1, 2022 (collectively, the “Noteholders”) and all holders of rejection claims (collectively, the “Rejection Claimholders,” and together with the Noteholders, the “Eligible Participants”) are being afforded the opportunity to subscribe to provide financing under the DIP Facility in accordance with the terms set forth in the syndication procedures attached thereto (the Syndication Procedures”).
PLEASE TAKE FURTHER NOTICE THAT pursuant to the Syndication Procedures, the syndication process is set to expire at 5:00 p.m. New York City Time on March 21, 2016 (the “Expiration Date”).
PLEASE TAKE FURTHER NOTICE THAT the Syndication Procedures set forth a deadline of 5:00 p.m., New York City Time, on Wednesday, March 23, 2016 (the “Funding Deadline”) for Eligible Participants wishing to participate in the DIP facility to fund by wire their pro rata share of outstanding loans, if any, to the escrow account set forth in the Syndication Procedures.
PLEASE TAKE FURTHER NOTICE THAT the Debtors have extended the (1) Expiration Date to 5:00 p.m. New York City Time on March 28, 2016 and (2) Funding Deadline to 5:00 p.m., New York City Time, on Wednesday, March 30, 2016.
PLEASE TAKE FURTHER NOTICE THAT the information set forth herein is being provided for notice purposes only and reference should be made to the Syndication Procedures Notice and the Syndication Procedures. Any questions in connection with the Syndication Procedures should be addressed as follows:

Kurtzman Carson Consultants LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Telephone: (877) 833-4150
swiftenergydip@kccllc.com

Dated: March 18, 2016 Wilmington, Delaware
Respectfully submitted,

/s/ Zachary I. Shapiro________
Daniel J. DeFranceschi (DE 2732)
Zachary I. Shapiro (DE 5103)
Brendan J. Schlauch (DE 6115)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-

Gregory M. Gordon (TX 08435300)
JONES DAY
2727 N. Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

Thomas A. Howley (TX 24010115)
Paul M. Green (TX 24059854)
JONES DAY
717 Texas, Suite 3300
Houston, Texas 77002
Telephone: (832) 239-3939
Facsimile: (832) 239-3600

PROPOSED ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION